Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrants charter

Nuveen Multistate Trust I
333-16617, 811-07747

On September 28, 2007, under Conformed
Submission
485BPOS, accession number, 0001193125-
07-210047,
a copy of the Amended Designation of
Series of
Shares of Beneficial Interest dated June 1,
2007,
considered to be an amendment to the
Declaration of Trust of
the above-referenced trust, was filed with the SEC as exhibit 99.A.6 to the Registration Statement and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.